EXHIBIT 32.2

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the quarterly report of Alternet Systems, Inc. (the "Company") on Form 10QSB for the fiscal period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Fitzsimmons, Chief Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick Fitzsimmons

Name: Patrick Fitzsimmons
Title: Chief Financial Officer and Director
May 14, 2008